SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
January 8, 2007 (January 5, 2007)
Date of Report (Date of earliest event reported)
GOODRICH PETROLEUM CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-7940 (Commission File Number)	76-0466193 (IRS Employer Identification Number)
808 Travis Street, Suite 1320
Houston, Texas 77002
(Address of principal executive offices)
(713) 780-9494
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Compensatory Arrangement of Certain Officers
     On January 5, 2007, Goodrich Petroleum Corporation (the “Company”) entered into a Severance Agreement, effective as of December 12, 2006, with James Davis, the Company’s Senior Vice President, Engineering and Operations.
     In the event that the employment of Mr. Davis is terminated without cause or due to a “change of control” in the Company, the Company will pay Mr. Davis an amount equal to two times his annual compensation and will also provide for continuation of his health and life insurance benefits at no cost to Mr. Davis for two years following his termination. Pursuant to the agreement, a change of control is defined to include: (1) Sale or other transfer of substantially all of the Company’s assets; (2) Dissolution or liquidation of the Company; (3) Sale of more than 50% of the voting power of the Company’s securities: and (4) Merger or consolidation of the Company.
     The Severance Agreement is filed as Exhibit 10.1 to this report, and this description of the terms of the Severance Agreement is qualified in its entirety by reference to such exhibit.
Item 9.01. Financial Statements and Other Exhibits
     (c) Exhibits

Exhibit No.	Description
10.1	Severance Agreement between the Company and James Davis, effective December 12, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH PETROLEUM CORPORATION (Registrant)
/s/ David R. Looney
David R. Looney
Executive Vice President & Chief Financial Officer

Dated: January 8, 2007

EXHIBIT INDEX

Exhibit No.	Description
10.1	Severance Agreement between the Company and James Davis, effective December 12, 2006.